                                                                   Exhibit 10.3



                              EMPLOYMENT AGREEMENT


                 AGREEMENT made as of September 18, 1996, between EQUITY MARKETING, INC., a New York corporation with an office at 131 South Rodeo Drive, Beverly Hills, CA 90212 (the "COMPANY"), and Merryl Lambert Reynolds, an individual residing at 122 Morehouse Road, Easton, Connecticut 06612 (the "EXECUTIVE").


                             W I T N E S S E T H :


                 WHEREAS, the Company desires that the Executive be employed to serve in a senior executive capacity with the Company, and the Executive desires to be so employed by the Company, upon the terms and conditions set forth in this Agreement.

                 NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants contained in this Agreement, the parties agree as follows:


         1.      EMPLOYMENT.

                 The Company hereby employs the Executive and the Executive hereby accepts such employment, subject to the terms and conditions set forth in this Agreement, as a Vice President.


         2.      TERM.

                 The term of employment under this Agreement shall begin as of the date hereof (the "EMPLOYMENT DATE") and shall continue through and including December 31, 1999, subject to prior termination in accordance with the terms of this Agreement. Thereafter, this Agreement may be extended for such period or periods as shall be mutually agreed in writing by the Executive and the Company.


         3.      DUTIES.

                 (a) The Executive shall perform the duties and functions normally associated with the office of Vice President of a corporation and shall report to the Company's Senior Vice President, Equity Toys.

                 (b) The Executive agrees to devote all his or her working time, attention and energies to the performance of the business of the Company and of any of its affiliates by which he or she may be employed; and the Executive shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which materially interfere with the performance of his or her duties under this Agreement, or which, even if non-interfering, may be contrary to the best interests of the Company, except those duties or pursuits specifically authorized by the Chairman or the President.

                 (c) The Executive acknowledges that he or she will be required to relocate to the Los Angeles area, and hereby agrees to do so. The Company will pay the Executive's reasonable moving expenses in connection with such relocation.


         4.      COMPENSATION.

                 As compensation for the employment services to be rendered by the Executive under this Agreement, including any services as an officer or director of the Company and any of its affiliates, the Company agrees to pay, or cause to be paid, to the Executive, and the Executive agrees to accept, annualized compensation of $125,000 for the period from the date hereof through December 31, 1996 and $125,000 thereafter, or such higher amount as the Board of Directors may determine, payable in equal installments in accordance with Company practice. In addition, the Executive shall receive an annualized bonus of $25,000 for the period from the Employment date through December 31, 1996 and a bonus of $25,000 following each subsequent full year of employment hereunder, paid in accordance with the annual bonus timetable for other senior officers of the Company.


         5.      EXPENSES.

                 The Company shall pay or reimburse the Executive, subject to prior approval and upon presentment of such vouchers, receipts and other supporting information as the Company may require, for all reasonable business and travel expenses (other than those related to the Executive's automobile, which shall be limited to the automobile allowance set forth below) which may be incurred or paid by the Executive in connection with the employment of the Executive by the Company in accordance with the Company's standard policies then in effect. In addition, the Company shall provide an automobile allowance in accordance with the policy for other Vice Presidents of the Company. The Executive shall comply with such restrictions and shall keep such records as the Company may require of its executives generally to facilitate compliance with the requirements of the Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated thereunder.

         6.      INSURANCE AND OTHER BENEFITS.

                 The Executive shall be entitled to three weeks annual vacation and to participate in and receive any other benefits provided by the Company to other executive employees generally (including any personal and sick days, 401(k), health insurance, dental coverage, life insurance and short and long-term disability insurance plans in accordance with the terms of such plans), all as determined from time to time by the Board of Directors of the Company or appropriate committee thereof.


         7.      STOCK OPTIONS.

                 In accordance with the resolution of the Company's Board of Directors, the Company and the Executive will enter into a Stock Option Agreement dated as of the date of this Agreement providing for ten year stock options to purchase 50,000 shares of the Company's Common Stock, at the fair market value thereof on the date of this Agreement, with 20% of the options vesting on each anniversary of the grant date, subject to the terms and conditions of the Company's standard stock option agreement; provided, however, that all such options shall become fully vested if the Executive is employed by the Company as of December 31, 1999 and Company determines not to renew this Agreement after December 31, 1999. In addition, the Executive may receive additional options from time to time at the discretion of the Board of Directors.


         8.      TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

                 (a) The Executive's employment may be terminated by the Company in its sole discretion at any time, with or without cause, upon written notice to the Executive.

                 (b) If the Executive shall die during the term of his or her employment by the Company, this Agreement shall terminate immediately. In such event, the estate of the Executive shall thereupon be entitled to receive such portion of the Executive's annual salary as have been earned or accrued and remain unpaid through the date of his or her death.

                 (c) Notwithstanding any provision to the contrary contained herein, in the event that the Executive's employment is terminated by the Company at any time for any reason other than Justifiable Cause (as defined in subsection (e) below), Disability (as defined in subsection (d) below) or death, the Company shall pay the Executive's salary (payable in such amount and in such manner as set forth in Section 4 of this Agreement), the bonus set forth in Section 4 and health insurance (until such time as the Executive obtains new employment) for the remainder of the stated term of this Agreement, which payments shall be in lieu of any and all other payments due and owing to the Executive under the terms of this Agreement. The Executive shall not be required to seek other employment or to otherwise mitigate the effects of such termination, and such salary payments shall not be reduced by any income received from other sources.

                 (d) For the purposes of this Agreement, the term "DISABILITY" shall mean the inability of the Executive, due to illness, accident or any other physical or mental incapacity, to perform his or her duties in a normal manner for a period of two consecutive months or for a total of four months (whether or not consecutive) in any twelve month period during the term of this Agreement.

                 (e) For the purposes of this Agreement, the term "JUSTIFIABLE CAUSE" shall mean: (i) the willful or material breach by the Executive of any of the terms of this Agreement; (ii) the Executive's conviction of (or plea of guilty or nolo contendere with respect to) any theft, fraud or crime involving moral turpitude or crime or offense involving money or other property of the Company or any affiliate of the Company or which constitutes a felony in the jurisdiction involved; (iii) the engaging by the Executive in willful misconduct which is injurious to the Company or its affiliates, monetarily or otherwise, including without limitation any act or acts that in the reasonable opinion of the Company's Chairman or President, give rise to a material risk of liability for discrimination or sexual or other forms of harassment or other similar liabilities to subordinate employees; (iv) insubordination of a material nature; (v) gross negligence by the Executive with respect to his or her services to the Company which has continued for 15 days after notice to the Executive; (vi) continued and repeated substantive violations of reasonable, specific written directions of the Executive's supervisor or the Company's Chairman or President, which directions are consistent with this Agreement and the Executive's position as an executive officer or continued and repeated failure to perform duties assigned by or pursuant to this Agreement or in accordance with the policies of the Company and which have continued for 15 days after notice to the Executive; (vii) any unauthorized disclosure by the Executive of any Confidential Information (as defined in this Agreement); (viii) any material breach by the Executive of his or her fiduciary duty to the Company, including any misappropriation of a corporate opportunity; or (ix) excessive absenteeism, or alcohol or drug abuse which has continued for 15 days after notice to the Executive.


         9.      REPRESENTATIONS AND AGREEMENTS OF THE EXECUTIVE.

                 (a) The Executive represents and warrants that he or she is free to enter into this Agreement and to perform the duties required under this Agreement, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his or her duties under this Agreement.

                 (b) The Executive agrees to submit on reasonable notice to a medical examination (at the Company's expense) and to cooperate and supply such other information and documents as are in the Executive's possession as may reasonably be required by any insurance company in connection with the Company's obtaining any type of insurance or fringe benefit as the Company shall determine from time to time to obtain for the Executive. The Executive shall be given a complete report of each such examination.


         10.     CONFIDENTIALITY

                 (a) The Executive acknowledges that, during the course of his or her employment by the Company, the Executive will have access to confidential or proprietary information, documents and other materials relating to the Company, its affiliates and their respective business which are not generally known to persons outside the Company (whether conceived or developed by the Executive or others) and confidential or proprietary information, documents and other materials entrusted to the Company by third parties, including, without limitation, any "know-how," trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business plans and acquisition plans of the Company or its affiliates that are valuable and not generally known to the competitors of the Company, whether or not in written or tangible form, and including all memoranda, notes, plans, reports, records, documents and other evidence thereof ("CONFIDENTIAL INFORMATION"). Neither the Executive nor any entity affiliated with the Executive will, directly or indirectly, during the term of the Executive's employment by the Company and/or thereafter, disclose to anyone, or use or otherwise exploit for the Executive's own benefit or for the benefit of anyone other than the Company or its affiliates, any Confidential Information. Confidential Information shall not include information which (i) the Executive can show was not acquired or obtained from the Company or any of its affiliates (whether received before or after the date of this Agreement), or (ii) is or becomes generally available to the industry other than as a result of a disclosure, directly or indirectly by the Executive.

                 (b) The Executive agrees that all Confidential Information conceived, discovered or made by the Executive during the term of employment belongs to the Company. The Executive will promptly disclose such Confidential Information to the Company and perform all actions reasonably requested by the Company to establish and confirm such ownership.

                 (c) All Confidential Information relating to the Company and its affiliates shall be the exclusive property of the Company and its affiliates, and the Executive shall use all reasonable efforts to prevent any publication or disclosure thereof. Upon termination of the Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing Confidential Information, including copies thereof, then in the Executive's possession or control shall be returned to and left with the Company.

         11.     COPYRIGHTS, PATENTS, TRADEMARKS.

                 (a) All right, title and interest, of every kind whatsoever, in the United States and throughout the world, in (i) any work, including the copyright thereof (for the full terms and extensions thereof in every jurisdiction), created by the Executive at any time during the term of this Agreement and all material embodiments of the work subject to such rights; and (ii) all inventions, ideas, discoveries, designs and improvements, patentable or not, made or conceived by the Executive at any time during the term of this Agreement, shall be and remain the sole property of the Company without payment of any further consideration to the Executive or any other person, and each such work shall, for purposes of United States copyright law, be deemed created by the Executive pursuant to his or her duties under this Agreement and within the scope of his or her employment and shall be deemed a work made for hire; and the Executive agrees to assign, at the Company's expense, and the Executive does hereby assign, all of his or her right, title and interest in and to all such works, copyrights, materials, inventions, ideas, discoveries, designs and improvements, patentable or not, and any copyrights, letters patent, trademarks, trade secrets, and similar rights, and the applications therefor, which may exist or be issued with respect thereto. For the purposes of this Section 11, "WORKS" shall include all materials created during the term of this Agreement, whether or not ever used by or submitted to the Company, including, without limitation, any work which may be the subject matter of a copyright under United States copyright law. In addition to its other rights, the Company may copyright any such work in its name in the United States in accordance with the requirements of the United States copyright law and the Universal Copyright Convention and any other convention or treaty to which the United States is or may become a party.

                 (b) Whenever the Company shall so request, whether during or after the term of this Agreement, the Executive shall execute, acknowledge and deliver all applications, assignments or other instruments; make or cause to be made all rightful oaths; testify in all legal proceedings; communicate all known facts which relate to such works, copyrights, inventions, ideas, discoveries, designs and improvements; perform all lawful acts and otherwise render all such assistance as the Company may deem necessary to apply for, obtain, register, enforce and maintain any copyrights, letters patent and trademark registrations of the United States or any foreign jurisdiction or under the Universal Copyright Convention (or any other convention or treaty to which the United States is or may become a party), or otherwise to protect the Company's interests therein, including any which the Company shall deem necessary in connection with any proceeding or litigation involving the same. The Company shall reimburse the Executive for all reasonable out-of-pocket costs incurred by the Executive in testifying at the Company's request or in rendering any other assistance requested by the Company pursuant to this
Section 11. All registration and filing fees and similar expenses shall be paid by the Company.

         12.     RESOLUTION OF DISPUTES.

                 (a) Except as provided in Section 13 below, any controversy or claim between or among the parties relating to the Executive's employment with the Company, including but not limited to those arising from an alleged tort, shall at the request of either party be determined by arbitration. The arbitration shall be conducted in Los Angeles, California, in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The parties shall have the right to review and approve a panel of prospective arbitrators supplied by AAA, but the arbitration shall be conducted by a single arbitrator selected from the approved panel by AAA or by stipulation of the parties. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall be entitled to order specific performance of the obligations imposed by this Agreement. Judgment upon the arbitration award may be entered in any court having jurisdiction.

                 (b) All decisions of the arbitrator(s) shall be final, conclusive and binding on all parties and shall not be subject to judicial review. The arbitrator(s) shall divide all costs (other than fees of counsel) incurred in conducting the arbitration proceeding in the final award in accordance with what they deem just and equitable under the circumstances.


         13.     RIGHT TO INJUNCTION.

                 In the event of a breach of Section 10 or 11 of this Agreement by the Executive, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. The Executive recognizes that the services to be rendered by him or her under this Agreement are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event. Section 12(a) above does not prohibit a party from seeking and obtaining injunctive relief pending the outcome of arbitration. A party bringing an action for injunctive relief shall not be deemed to have waived its right to demand arbitration of all disputes.


         14.     ASSIGNMENT.

                 The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

         15.     AMENDMENT OR ALTERATION.

                 No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties to this Agreement.


         16.     ATTORNEY'S FEES.

                 If any action, proceeding or arbitration is brought to enforce or interpret any provision of this Agreement, the Prevailing Party shall be entitled to recover as an element of its costs, and not its damages, its reasonable attorneys' fees, costs and expenses. The "PREVAILING PARTY" is the party who would have been entitled to recover its costs under the California Code of Civil Procedure had the action been maintained in the Superior Court of California, regardless of whether there is a final judgment. A party not entitled to recover its costs may not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.


         17.     GOVERNING LAW.

                 This Agreement shall be governed by the laws of the State of California applicable to agreements made and to be performed therein.


         18.     SEVERABILITY.

                 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.


         19.     NOTICES.

                 Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.


         20.     WAIVER OR BREACH.

                 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         21.     ENTIRE AGREEMENT AND BINDING EFFECT.

                 This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties to this Agreement and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, no prior agreements between the Executive and the Company relating to the confidentiality of information, trade secrets and patents shall be affected by this Agreement.


         22.     SURVIVAL.

                 The termination of the Executive's employment hereunder shall not affect the enforceability of Sections 10, 11 and 13 of this Agreement.


         23.     FURTHER ASSURANCES.

                 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.


         24.     HEADINGS.

                 This Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.


                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       EQUITY MARKETING, INC.


                                       By: /s/ STEPHEN P. ROBECK
                                          ----------------------------



                                       /s/ MERRYL LAMBERT REYNOLDS
                                       --------------------------------
                                           Merryl Lambert Reynolds